                                                                   EXHIBIT 10.19

                           C. D. SMITH DRUG COMPANY
                           ------------------------


                         Statement of Unanimous Consent
                         ------------------------------
              By Board of Directors in Lieu of Holding a Meeting
              --------------------------------------------------

                               December 2, 1994


     The undersigned, constituting all of the directors of the above corporation, hereby consent to and adopt the following resolutions:

     WHEREAS, the Board of Directors of this corporation has previously adopted the C. D. SMITH DRUG COMPANY EMPLOYEE STOCK OWNERSHIP PLAN; and

     WHEREAS, the directors desire to amend the retirement plan in certain respects.

     THEREFORE, BE IT RESOLVED, that the company amend the C. D. SMITH DRUG COMPANY STOCK OWNERSHIP Plan by adopting Appendix Article B, a copy of which is attached to this resolution. This amendment incorporates the model amendment prescribed by IRS Revenue Procedure 94-13 to comply with the OBRA '93 compensation limitation, effective for plan years beginning on or after January 1, 1994.

     This consent in lieu of holding a meeting has been prepared and executed pursuant to the articles of incorporation and bylaws of the corporation.

                                        /s/ Robert C Farley
                                        ------------------------------

                                        /s/ Anthony P. DiNicola
                                        ------------------------------

                                        /s/ John Thompson
                                        ------------------------------

                                   ARTICLE B
                     APPENDIX TO PLAN AND TRUST AGREEMENT

                         SECTION 401(a)(17) AMENDMENT

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

     If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.